Exhibit 99.1

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2017 RESULTS

•	Occupancy of 97.2%, Cash Same Store NOI Grew 3.7% and Cash Rental Rates Up 9.5%

•	Started Three Developments Comprising 1.7 Million Square Feet in Pennsylvania, Phoenix and Chicago, Estimated Total Investment of $105.9 Million

•	Acquired Two Buildings Comprising 385,000 Square Feet in Miami and New Jersey Plus Four Land Parcels for a Total of $64.5 Million; In 4Q17, Acquired an 86,000 Square-Foot Facility in Orlando for $8.2 Million

•	Sold 10 Buildings Totaling 900,000 Square Feet for $40.1 Million; In 4Q17, Sold Nine Buildings Totaling 1.2 Million Square Feet for $54.1 Million

CHICAGO, October 25, 2017 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2017. Diluted net income available to common stockholders per share (EPS) was $0.36 in the third quarter, compared to $0.27 a year ago.

First Industrial’s third quarter FFO was $0.41 per share/unit on a diluted basis, compared to $0.37 per share/unit a year ago. Third quarter 2017 results included a $0.015 per share gain related to the mark-to-market of an interest rate protection agreement in which the Company entered with the anticipation of a future issuance of unsecured debt.

“The U.S. industrial real estate market continues to enjoy broad-based tenant demand which has resulted in low vacancy rates and increasing market rents,” said Peter E. Baccile, First Industrial’s president and CEO. “Our team delivered another strong quarter of leasing, increasing occupancy to 97.2% at quarter end, while commencing three new developments that will contribute to our future cash flow growth.”

Portfolio Performance – Third Quarter 2017

•	In service occupancy was 97.2% at the end of the third quarter, compared to 95.7% at the end of the second quarter of 2017 and 95.4% at the end of the third quarter of 2016. Sales contributed 14 basis points to third quarter 2017 occupancy as compared to the second quarter of 2017.

•	Tenants were retained in 68.8% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 3.7%. Results reflect a 140 basis point reduction due to increased real estate taxes related to rising property values in certain markets in which taxes are paid in arrears. Including lease termination fees, same property NOI increased 4.2%.

•	Rental rates increased 9.5% on a cash basis and increased 21.3% on a GAAP basis; leasing costs were $3.33 per square foot.

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Investment and Disposition Activities

In the third quarter, the Company:

•	Commenced development of three projects totaling 1.7 million square feet with estimated total investment of $105.9 million comprised of:

○	the 739,000 square-foot First Logistics Center @ I-78/81 in Pennsylvania, estimated investment of $48.9 million;

○	a 640,000 square-foot facility at First Park @ PV-303 in Phoenix, estimated investment of $35.8 million; and

○	the 355,000 square-foot First Joliet Logistics Center in Chicago, estimated investment of $21.2 million.

•	Acquired two buildings totaling 385,000 square feet and four land parcels for a total of $64.5 million comprised of:

○	a 172,000 square-foot facility in Miami for $22.7 million;

○	a 213,000 square-foot building in New Jersey for $20.9 million; and

○	four land parcels located in Pennsylvania, Chicago, Houston and Dallas comprising 187 acres for a total of $20.9 million.

•	Sold ten buildings comprised of 900,000 square feet for $40.1 million.

In the fourth quarter to date, the Company:

•	Acquired an 86,000 square-foot facility in Orlando for $8.2 million.

•	Sold nine buildings totaling 1.2 million square feet for $54.1 million.

“Tenant demand for logistics facilities remains strong as companies invest in their distribution networks to grow and gain supply chain efficiencies,” said Johannson Yap, chief investment officer of First Industrial. “Our new development starts are well-positioned to meet our customers’ needs in key distribution markets serving sizeable population centers, while earning attractive risk-adjusted returns for our investors.”

Outlook for 2017

Mr. Baccile stated, “Given the favorable market fundamentals and the importance of logistics as a competitive differentiator for many businesses, we expect demand for industrial real estate to continue to increase, driving market rents higher which will contribute to future cash flow growth from our portfolio.”

	Low End of Guidance for 2017 (Per share/unit)	High End of Guidance for 2017 (Per share/unit)
Net Income Available to Common Stockholders	1.26	1.30
Add: Real Estate Depreciation/Amortization	0.94	0.94
Less: Non-NAREIT Compliant Gains through October 25, 2017	(0.68)	(0.68)

FFO (NAREIT Definition)	$1.52	$1.56

Add: Loss from Retirement of Debt, Tax from a Property Sale from Taxable REIT Subsidiary in 2Q17, and Mark-to-Market of Interest Rate Protection Agreement in 3Q17	$0.01	$0.01

FFO Excluding Loss from Retirement of Debt, Tax from a Property Sale from Taxable REIT Subsidiary in 2Q17, and Mark-to-Market of Interest Rate Protection Agreement in 3Q17	$1.53	$1.57

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The following assumptions were used:

•	In service occupancy for fourth quarter-end of 96.25% to 97.25%. This implies a full-year average quarter-end in service occupancy of 96.25% to 96.5%, a slight increase at the midpoint from prior guidance.

•	Same-store NOI growth on a cash basis before termination fees for the fourth quarter of 2.75% to 4.25%, which implies a quarterly average same-store growth for full year 2017 of 4.1% to 4.5%.

•	General and administrative expense of approximately $27 million to $28 million, an increase of $1 million at the midpoint related to an increase in expected performance-based compensation costs.

•	Guidance includes the incremental costs expected in 2017 related to the Company’s completed and under construction developments as of September 30, 2017. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2017.

•	Guidance reflects the impact of the property sales in the fourth quarter to-date and the planned retirement of $55 million of its 7.5%, 2017 Unsecured Notes maturity in December.

•	Other than the above, guidance does not include the impact of:

○	any other future debt repurchases prior to maturity or future debt issuances;

○	any future investments or property sales;

○	any future mark-to-market gain or loss related to the previously discussed interest rate protection agreement;

○	any future NAREIT-compliant gains or losses;

○	any future impairment gains or losses; or

○	any future equity issuance.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Thursday, October 26, 2017 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2017 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Investor Day Reminder – November 8, 2017

First Industrial will also host an Investor Day on Wednesday, November 8, 2017 in New York City. The event will feature presentations from First Industrial’s senior management and regional teams regarding the Company’s platform, portfolio, investments, and growth opportunities. For additional information on Investor Day, contact Art Harmon, vice president of investor relations and marketing, at aharmon@firstindustrial.com.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 65.5 million square feet of industrial space as of September 30, 2017. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2016, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Statement of Operations and Other Data:
Total Revenues	$99,310	$93,562	$294,272	$280,044
Property Expenses	(28,452)	(27,539)	(83,835)	(82,781)
General and Administrative	(6,492)	(5,983)	(21,310)	(20,090)
Acquisition Costs (a)	—	(119)	—	(338)
Depreciation of Corporate FF&E	(166)	(213)	(501)	(580)
Depreciation and Other Amortization of Real Estate	(29,530)	(28,602)	(86,729)	(88,088)

Total Expenses	(64,640)	(62,456)	(192,375)	(191,877)
Gain on Sale of Real Estate	23,271	16,802	52,140	60,828
Interest Expense	(14,376)	(14,407)	(43,660)	(45,255)
Amortization of Deferred Financing Costs	(778)	(782)	(2,336)	(2,437)
Mark-to-Market Gain on Interest Rate Protection Agreements	1,848	—	1,848	—
Loss from Retirement of Debt	—	—	(1,653)	—

Income from Operations Before Income Tax Benefit (Provision)	44,635	32,719	108,236	101,303
Income Tax Benefit (Provision)	21	(51)	(1,236)	(232)

Net Income	44,656	32,668	107,000	101,071
Net Income Attributable to the Noncontrolling Interest	(1,458)	(1,149)	(3,531)	(3,635)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,198	$31,519	$103,469	$97,436

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,198	$31,519	$103,469	$97,436
Depreciation and Other Amortization of Real Estate	29,530	28,602	86,729	88,088
Noncontrolling Interest	1,458	1,149	3,531	3,635
Gain on Sale of Depreciable Real Estate	(23,271)	(16,802)	(52,140)	(60,828)

Funds From Operations (NAREIT) (“FFO”) (b)	$50,915	$44,468	$141,589	$128,331
Loss from Retirement of Debt	—	—	1,653	—
Restricted Stock/Unit Amortization	1,844	1,428	6,767	5,898
Amortization of Debt (Premiums)/Discounts and Hedge Costs	(15)	64	74	200
Amortization of Deferred Financing Costs	778	782	2,336	2,437
Depreciation of Corporate FF&E	166	213	501	580
Mark-to-Market Gain on Interest Rate Protection Agreements	(1,848)	—	(1,848)	—
Non-incremental Building Improvements	(4,539)	(5,088)	(10,421)	(9,034)
Non-incremental Leasing Costs	(5,446)	(6,435)	(15,979)	(19,556)
Capitalized Interest	(1,107)	(960)	(3,014)	(2,279)
Capitalized Overhead	(76)	(148)	(234)	(389)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,275)	(1,833)	(4,356)	(5,150)

Adjusted Funds From Operations (“AFFO”) (b)	$39,397	$32,491	$117,068	$101,038

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)	Three Months Ended		Nine Months Ended

	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,198	$31,519	$103,469	$97,436
Interest Expense	14,376	14,407	43,660	45,255
Depreciation and Other Amortization of Real Estate	29,530	28,602	86,729	88,088
Income Tax (Benefit) Provision	(21)	51	1,236	232
Noncontrolling Interest	1,458	1,149	3,531	3,635
Loss from Retirement of Debt	—	—	1,653	—
Mark-to-Market Gain on Interest Rate Protection Agreements	(1,848)	—	(1,848)	—
Amortization of Deferred Financing Costs	778	782	2,336	2,437
Depreciation of Corporate FF&E	166	213	501	580
Gain on Sale of Depreciable Real Estate	(23,271)	(16,802)	(52,140)	(60,828)

Adjusted EBITDA (b)	$64,366	$59,921	$189,127	$176,835
General and Administrative	6,492	5,983	21,310	20,090
Acquisition Costs (a)	—	119	—	338

Net Operating Income (“NOI”) (b)	$70,858	$66,023	$210,437	$197,263
Non-Same Store NOI	(6,396)	(3,016)	(16,732)	(8,977)

Same Store NOI Before Same Store Adjustments (b)	$64,462	$63,007	$193,705	$188,286
Lease Inducement Amortization	183	227	540	673
Straight-line Rent	496	(718)	962	(2,917)
Above (Below) Market Lease Amortization	(261)	(278)	(794)	(810)
Lease Termination Fees	(336)	(11)	(793)	(208)

Same Store NOI (Cash Basis without Termination Fees) (b)	$64,544	$62,227	$193,620	$185,024

Weighted Avg. Number of Shares/Units Outstanding — Basic	123,483	120,740	121,909	118,781
Weighted Avg. Number of Shares Outstanding — Basic	119,446	116,467	117,870	114,491
Weighted Avg. Number of Shares/Units Outstanding — Diluted	124,027	121,137	122,391	119,099
Weighted Avg. Number of Shares Outstanding — Diluted	119,990	116,864	118,352	114,809
Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,198	$31,519	$103,469	$97,436
Less: Allocation to Participating Securities	(145)	(110)	(327)	(329)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$43,053	$31,409	$103,142	$97,107

Basic Per Share	$0.36	$0.27	$0.88	$0.85
Diluted Per Share	$0.36	$0.27	$0.87	$0.85
FFO (NAREIT)	$50,915	$44,468	$141,589	$128,331
Less: Allocation to Participating Securities	(165)	(150)	(433)	(417)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$50,750	$44,318	$141,156	$127,914

Basic Per Share/Unit	$0.41	$0.37	$1.16	$1.08
Diluted Per Share/Unit	$0.41	$0.37	$1.15	$1.07
Common Dividends/Distributions Per Share/Unit	$0.21	$0.19	$0.63	$0.57
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,492,647	$3,364,039
Real Estate and Other Assets Held For Sale, Net	18,646	—
Total Assets	2,927,826	2,767,563
Debt	1,368,291	1,325,092
Total Liabilities	1,533,553	1,504,722
Total Equity	$1,394,273	$1,262,841

a)	Effective January 1, 2017, we adopted Accounting Standards Update (“ASU”) No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), which clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework establishes a screen for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. We anticipate that our acquisitions of real estate in the future will generally not meet the definition of a business combination; and accordingly, transaction costs which have historically been expensed, will be capitalized as part of the basis of the real estate assets acquired. ASU 2017-01 was applied prospectively.

b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI, minus general and administrative expenses and acquisition costs.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2016 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2016 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent, amortization of lease inducements and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, mark-to-market gains and losses on interest rate protection agreements, sale of real estate, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.